SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2015

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Theodore J. Klinck, 49, succeeded Michael E. Harris, 65, as the Company’s Executive Vice President and Chief Operating and Investment Officer on September 1, 2015.

On September 1, 2015, we entered into a change in control agreement with Mr. Klinck on terms substantially similar to the change in control agreements we have in effect with our other executive officers.

Mr. Klinck's compensation arrangement will be substantially similar to what the Company provided to Mr. Harris. Information about the compensation of the Company's Chief Operating Officer is incorporated herein by reference to the Company’s Proxy Statement filed in connection with its annual meeting of stockholders held on May 13, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

10.1*	Executive Supplemental Employment Agreement, dated as of September 1, 2015, between the Company and Theodore J. Klinck
_____________
* Represents management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

Dated: September 1, 2015